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                                                                      Exhibit 11

                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Three Months Ended   Six Months Ended
                                                                February 28,         February 28,
                                                             ------------------   ----------------
                                                               1995      1994       1995      1994
                                                             -------     ------   -------   ------
PRIMARY:
Average shares outstanding                                      13,255    13,016     13,223    13,013

Net effect of dilutive options based
   on the treasury stock method
   using average market price                                      407       153        419       141
                                                               -------   -------   --------   -------
        Total                                                   13,662    13,169     13,642    13,154

Net earnings (loss):
   Continuing operations                                       $ 4,638   $ 3,297   $ 10,079   $ 6,225
   Discontinued operations                                          -         -          -       (348)
   Extraordinary loss on debt extinguishment                    (4,920)       -      (4,920)       -
                                                               -------   -------   --------   -------
        Net Earnings                                           $  (282)  $ 3,297   $  5,159   $ 5,877

Primary earnings (loss) per share:
   Continuing operations                                       $  0.34   $  0.25   $   0.74   $  0.47
   Discontinued operations                                          -         -          -      (0.02)
   Extraordinary loss on debt extinguishment                     (0.36)       -       (0.36)       -
                                                               -------   -------   --------   -------
        Net Earnings                                           $ (0.02)  $  0.25   $   0.38   $  0.45
                                                               =======   =======   ========   =======
FULLY DILUTED: (A)
Average shares outstanding                                      13,255    13,016     13,223    13,013

Net effect of dilutive options based
   on the treasury stock method
   using the greater of average
   or period-end market price                                      407       235        420       238
                                                               -------   -------   --------   -------
        Total                                                   13,662    13,251     13,643    13,251

Net earnings (loss):
   Continuing operations                                       $ 4,638   $ 3,297   $ 10,079   $ 6,225
   Discontinued operations                                          -         -          -       (348)
   Extraordinary loss on debt extinguishment                    (4,920)       -      (4,920)       -
                                                               -------   -------   --------   -------
        Net Earnings                                           $  (282)  $ 3,297   $ 5,159    $ 5,877

Fully diluted earnings (loss) per share:
   Continuing operations                                       $  0.34   $  0.25   $  0.74    $  0.47
   Discontinued operations                                          -         -         -       (0.03)
   Extraordinary loss on debt extinguishment                     (0.36)       -      (0.36)        -
                                                               -------   -------   --------   -------
        Net Earnings                                           $ (0.02)  $  0.25   $  0.38    $  0.44
                                                               =======   =======   =======    =======

(A) Dilution of less than 3%; therefore not presented in Condensed Consolidated Statement of Earnings.

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